UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 26, 2008

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On June 26, 2008, Hewitt Associates, Inc. (the “Company”) announced that William J. Conaty had been appointed to its Board, effective June 26, as a Class I Director for a term expiring at the Company’s 2009 annual meeting of stockholders. Mr. Conaty will serve as a member of the Compensation and Leadership Committee.

In fiscal 2008, for his services as a director, Mr. Conaty will receive (i) an annual retainer of $43,750 paid in cash or stock, and (ii) an annual equity grant of $46,667 paid in stock units or deferred stock units with a one year vesting restriction. All annual equity grants must be retained while an active Board member and cannot be sold or traded until six months after leaving the Board.

A copy of the press release announcing the appointment of Mr. Conaty is attached as Exhibit 99.1 to this Form 8-K.

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Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release announcing the appointment of William J. Conaty to Hewitt’s Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Steven J. Kyono
Name:	Steven J. Kyono
Title:	Senior Vice President, General Counsel

Date: June 26, 2008

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Exhibit Index

Number	Description
99.1	Press Release announcing the appointment of William J. Conaty to Hewitt’s Board of Directors.

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